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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                           13-2740599
        --------------                                       ------------
(State of incorporation or organization)                     (I.R.S. Employer
                                                           Identification No.)


            World Financial Center
            North Tower
            250 Vesey Street
            New York, New York                                    10281
         -----------------------------                           --------
(Address of principal executive offices)                        (Zip Code)

If this Form relates to the         If this Form relates to the
registration of a class of          registration of a class of
debt securities and is              debt securities and is to
effective upon filing pursuant      become effective
to General Instruction A(c)(1)      simultaneously with the
please check the following          effectiveness of a concurrent
box.  [X]                           registration statement under the Securities
                                    Act of 1933 pursuant to General Instruction
                                    A(c)(2) please check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
-------------------                 ------------------------------

AMEX Hong Kong 30 Index/SM/              American Stock Exchange
Equity Participation Notes due
February ___, 1999



       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
      -------------------------------------------------------------------
                               (Title of class)



/SM/  "AMEX Hong Kong 30" is a service mark of The American Stock Exchange.
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Item 1.  Description of Registrant's Notes to be Registered.
         --------------------------------------------------

          The description of the general terms and provisions of the AMEX Hong Kong 30 Index/SM/ Equity Participation Notes due February ___, 1999 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated January 19, 1996, and the Prospectus dated January 19, 1996, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 33-65135 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.
         --------

     99 (A) Preliminary Prospectus Supplement dated January 19, 1996, and Prospectus dated January 19, 1996 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99 (B)    Form of Note.

     99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*


          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.


                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.



                              By:    /s/ Gregory T. Russo
                                  --------------------------------------------
                                     Gregory T. Russo
                                         Secretary

Date:   Febuary 1, 1996


---------------------
*   Exhibit 99 (C) is incorporated by reference from Exhibit (3) to
               Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2
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                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.                                             Page No.
----------                                              -------

 99 (A)   Preliminary Prospectus Supplement dated
          January 19, 1996, and Prospectus dated
          January 19, 1996 (incorporated by reference to registrant's filing pursuant to Rule
          424 (b)).

 99 (B)   Form of Note.

 99 (C)   Copy of Indenture between Merrill Lynch &
          Co., Inc. and Chemical Bank (successor by merger to Manufacturers Hanover Trust
          Company), dated as of April 1, 1983, as
          amended and restated.*






--------------------------


* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.